EXHIBIT 99.1

Enable IPC Corporation Announces Exclusive Nanoparticle-Based Ultracapacitor Technology License Option Agreement With University of Wisconsin

Enable IPC Corporation (OTCBB: EIPC) today announced that the company has an exclusive license option agreement for a nanoparticle-based ultracapacitor technology with the Wisconsin Alumni Research Foundation (WARF), the licensing arm of the University of Wisconsin.

"This is an important arrangement that is designed to allow us to exclusively market the ultracapacitor technology to its largest market niche: the consumer electronics market," said David Walker, CEO of Enable IPC. "We are working on a fast track with SolRayo to bring these important products to market. This license arrangement secures the technology for us and should create a significant amount of added value for our shareholders."

The technology uses flat carbon sheets that are impregnated with nanoparticles utilizing an easy, inexpensive process. The technology is being commercialized by Enable IPC under a joint development agreement with SolRayo, a Wisconsin-based LLC.

"The personnel at SolRayo are the same University researchers who developed the technology," said Enable IPC Chief Technology Officer, Dr. Mark Daugherty. "The technology is elegant, simple, inexpensive and lends itself to mass production."

Dr. Daugherty also noted that the technology complements the microbattery technology already in development at Enable IPC.

"Ultracapacitors can serve to enhance battery life by taking the load off batteries when short bursts of power are needed," he said. "This could have major implications for our potential microbattery customers. In some circumstances we should be able to provide complete power solutions for their products. The resulting product will likely have greater reliability and cost less."

In addition, the ultracapacitor could be sold as a stand-alone product. The consumer electronics industry utilizes ultracapacitors in a number of different applications, including toys, security systems, DVRs, household appliances and many others.

Market research reports predict that the consumer electronics market niche for ultracapacitors will grow in the near term as well. The devices could be used to handle the increasing power requirements of many other devices, including cellular phones as new features are added.

"The biggest barrier to the market these days is size and cost," said Mr. Walker. "This technology addresses both concerns. We are very, very excited about the prospects."

About Enable IPC (Intellectual Property Commercialization) Corporation
(www.enableipc.com)

Enable IPC Corporation has a patent application on a proprietary concept that combines thin film manufacture with nanotechnology to produce a microbattery that the company believes will significantly out perform comparable products and revolutionize the microbattery industry. The company's product is expected to be smaller, cheaper, longer lasting, and more environmentally friendly than comparable existing products. The microbattery is ideal for use in multiple applications including healthcare products, RFID tags, and smart cards.

Forward-Looking Statements:

This release contains forward-looking statements, such as "could," "believes," "expected" and similar terminology, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties which could cause actual results that the Company achieves to differ materially from any of the forward-looking statements. Such risks and uncertainties, include, but are not limited to, the following: intense competition in the ultracapacitor and microbattery markets, the timely development and market acceptance of products and technologies, the ability to secure additional sources of financing, the difficulties in forecasting results from development efforts and others identified in our Annual Report on Form 10-KSB, as amended, and other Securities and Exchange Commission filings. The company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:
Enable IPC Corporation
Rich Kaiser
800-631-8127 (Investor Relations)
ir@enableipc.com